Exhibit 31.1
Wachovia Asset Securitization Issuance, LLC
(formerly Wachovia Asset Securitization, Inc.),
Mortgage Pass-Through Certificates, Series 2003-HE2
I, Bridget Nelson, a Senior Vice President in the Asset Backed Services,
Treasury Activities Department of Wachovia Bank, National Association, certify that:
1
I have reviewed the annual report on Form 10-K, and all monthly current reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report of the Wachovia Asset
Securitization 2003-HE2 Trust;
2
Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;
3
Based on my knowledge, the distribution or servicing information required to be provided to the Indenture Trustee by the Servicer under the Servicing Agreement for inclusion in these reports is included in these reports;
4
I am responsible for reviewing the activities performed by the Servicer under the
Servicing Agreement and based upon my knowledge and the annual compliance review required under the Servicing Agreement, and except as disclosed in the reports, the Servicer has fulfilled its obligations under the Servicing Agreement;
and
5
The reports disclose all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure as set forth in the Servicing Agreement, that is included in these reports.
In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: US Bank Corporate Trust Services.
Date: March 31, 2009
/s/ Bridget Nelson
Name: Bridget Nelson
Title: Senior Vice President
(Senior officer in charge of servicing the
function)